Exhibit 99.(a)(2)(S)

Resources Inc. Denver Gold Show September 2006 Building North America’s Next Mid-Tier Gold and Copper Producer Turning Experience and Opportunity into Gold

This presentation includes "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding future developments in or the outcome of NovaGold's litigation with Barrick, Barrick's tender offer for all of the outstanding shares of NovaGold's capital stock and NovaGold's future operating or financial performance are forward-looking statements. Information concerning mineral resource estimates also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NovaGold's expectations include uncertainties involved in litigation, including litigation concerning Barrick and the Donlin Creek property; uncertainties arising out of Barrick's management of the Donlin Creek property and disagreements with Barrick with respect thereto; uncertainties about the conduct of Barrick's tender offer, including any future modifications to the terms of Barrick's tender offer; fluctuations in gold, copper and other commodity prices and currency exchange rates; uncertainties relating to interpretation of drill results and the geology, continuity and grade of mineral deposits; uncertainty of estimates of capital and operating costs, recovery rates, production estimates and estimated economic return; the need for cooperation of government agencies and native groups in the exploration and development of properties; uncertainties involved in litigation; the need to obtain additional financing to develop properties; the possibility of delay in exploration or development programs and uncertainty of meeting anticipated program milestones; and other risks and uncertainties disclosed under the heading "Caution Regarding Forward-Looking Statements" in NovaGold's Directors' Circular and under the heading "Risk Factors" and elsewhere in NovaGold's Annual Information Form for the year ended November 30, 2005, filed with the Canadian securities regulatory authorities, and NovaGold's annual report on Form 40-F filed with the United States Securities and Exchange Commission. Forward-Looking Statements

What is NovaGold

- Donlin Creek, Alaska
  - 70%[1] of one of largest undeveloped gold projects in World
  - Measured & Indicated Resource: 16.6 Million ozs Gold
    Inferred Resource: 17.1 Million ozs Gold (using $500/oz gold price)
- Galore Creek, BC
  - 100% of one of largest undeveloped copper-gold projects in World
  - Measured & Indicated Resource: 8.5 Billion lbs Copper & 9.2 Million ozs Gold Equivalent
    Inferred Resource: 3.4 Billion lbs Copper and 5.4 Million ozs Gold Equivalent (Au + Ag)
- Nome Operations
  - In construction. Start at 100,000 oz/yr in 2007
- Management Team to Finance, Construct and Operate
- Outstanding Investment Performance
  - Track Record 70% Compound Annual Growth Rate past 7 years

(1) Assumes NovaGold continued 70% ownership of Donlin Creek.

NovaGold RESOURCES INC.

1

Why Barrick Wants Donlin Creek Donlin a Second Goldstrike 22 years $303 $223 1,885,000 35,000 tpd 60,000 tpd Processing Rate 10 years Mine Life $295 $362 Total Cost ($/oz) (4) $235 $276 Cash Cost ($/oz) (3) 1,514,000 1,377,000 Production (oz/yr) Goldstrike Mine(2) (Open Pit) Donlin Creek (100%)(1) Years 1-7 Life of Mine 1) All values for Donlin Creek based on September 2006 Preliminary Economic Assessment report prepared by SRK. Includes inferred resources and excludes 2006 drilling results. 2) 2005 actual results per Barrick annual report. 3) Total operating expense per recovered ounce of production. 4) Total operating expense plus depreciation per recovered ounce of production. Comparison of Donlin Creek with Barrick’s Largest Gold Mine 2

Why Barrick Wants Galore Creek Galore Larger and Lower Cost than Zaldivar $830 Million/year $1,100 Million/year Pre-tax Operating Cash Flow at Recent Prices (6) n/a $0.59 Total Cost ($/lb) (5) $0.65 $0.36 Cash Cost ($/lb) (4) 300,000,000 none 370,000,000 300,000 Production Copper (lbs/yr) Gold (oz/yr) Zaldivar Mine (3) Galore Creek Years 1-6 (1), (2) 1) Using Galore Creek Hatch Pre-Feasibility level study (Nov. 2005). 2) Cash and total costs are net of by-product gold and silver at $400/oz for gold and $6/oz for silver per Galore 2005 Hatch Pre-Feasibility level study. 3) Barrick reports – Zaldivar was 38% of Barrick’s net income from continuing operations before income taxes and other items in Q2 2006. 4) Total operating expense per recovered ounce of production. 5) Total operating expense plus depreciation per recovered ounce of production. 6) Calculated as revenue less cash operating costs at $3.40/lb for copper, $600/oz for gold, $11/oz for silver. Comparison of Galore Creek with Barrick’s Largest Copper Mine 3

Project Locations: Alaska / Western Canada 4

Nome Gold Mines – Rock Creek Deposit Construction Underway Since August 2006 5

Nome Gold Mines (Rock Creek): Project Overview Construction started August 22, 2006 9 month construction Initial production mid-2007 starting at 100,000 oz/yr gold Total Gold Resources Measured and Indicated 2.3 million ozs, Inferred 0.4 million ozs Project advantages: Road access and power from Nome Open pit: mineralization starts at surface Free milling gold Project construction being financed from existing cash Annual cash flow$25 to $30 million cash flow(1), at current gold prices Exploration upside Big Hurrah, Saddle, Nome District - $3.5 million budget 2006 6 1) Revenue less cash operating costs.

Project Locations: Alaska / Western Canada 7

Galore Creek Ranks Among the World’s Largest Undeveloped Copper-Gold Deposits Source: Metals Economics Group and NovaGold. Projects listed with primary metal as copper and ranked by total copper resources. Note: Includes Measured and Indicated resources, and Inferred resources. 1) Represents 100% of Galore Creek and 100% of Copper Canyon resources. Resource estimate updated as of 8/31/06. Location Owner Mine Pakistan Antofagasta / Barrick Reko Diq Philippines Indophil Tampakan Venezuela Gold Reserve Brisas Del Cuyini Australia Newmont Boddington Canada Lumina Casino Chile Bema / Arizona Star Cerro Casale Philippines Benquet Kingking Papua New Guinea Falconbridge Frieda River Canada NovaGold Galore Creek Mongolia Ivanhoe Oyu TolgoiBillions of lbs of Copper Resources Proven and Probable Gold Reserves Measured and Indicated Gold Resources Inferred Gold Resources Proven and Probable Copper Reserves Measured and Indicated Copper Resources Inferred Copper Resources (1) Millions of ozs of Gold Resources 8 25.7 25.3 25.0 12.2 11.1 9.6 7.6 7.4 2.0 1.6 0.0 10.0 20.0 30.0 40.0Tampakan(Indophil)Oyu Tolgoi(Ivanhoe)Frieda River(Falconbridge)Cerro Casale(Bema)Boddington(Newmont)14.5 19.8 15.9 12.3 8.7 15.0 28.9 11.4 21.4 12.5 0.0 10.0 20.0 30.0 40.0 Tampakan

Galore Creek, British Columbia 9

Galore Creek: Project Overview Measured & Indicated Resource: 8.5 Billion lbs Copper & 9.2 Million ozs Gold Equivalent Inferred Resource: 3.4 Billion lbs Copper and 5.4 Million ozs Gold Equivalent (Au + Ag) One of the Largest undeveloped Copper-Gold deposits in the world Feasibility Study on track for completion H2 2006 Expected increased capital over 2005 Pre-Feasibility level study Comparable rates of return due to improved optimization and higher metal production Initial 6 year expected production parameters (2005 Hatch Study): Annual production 300,000 oz gold, 2.25 M oz silver, 370 M lbs copper Annual after-tax cash flow(1) Over $265 million at $500/oz Gold and $1.25/lb Copper Total cash costs(2) (co-product) $140/oz for gold and $0.57/lb copper Total cash costs(2) (with by-product credits) -$300/oz for gold or $0.36/lb copper 10 1) Revenue less cash operating costs. 2) Total operating expenses per recovered ounce of production.

Galore Creek: Project Overview

- Financing, Construction and Operations
  - Rothschild advisor for project financing and possible partnering
  - Permitting on track – public review and comment period completed
  - Mine Construction team in place
  - Construction start targeted Q2 2007
- Pioneer
  - NovaGold owns 60% option on Pioneer's Grace claims allowing sole and exclusive right to access and explore property
  - BC Province upheld work permits
  - NovaGold to follow normal provincial process to secure surface lease – same process as used by Barrick at Eskay Creek and Teck-Cominco at Highmont

NovaGold RESOURCES INC.

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Project Locations: Alaska / Western Canada 12

Donlin Creek Is One of the World’s Largest Undeveloped Gold Deposits Source: Metals Economics Group and NovaGold. Includes projects listed with primary metal as gold. Note: Includes Measured and Indicated resources, and Inferred resources only. 1) Represents 100% of Donlin Creek resources. Resource estimate updated as of 9/25/06. Millions of ozs of Gold Resources Location Owner Mine Russia Gov’t of Russia Sukhoi Log United States NovaGold / Barrick Donlin Creek Australia Newcrest Cadia East Venezuela Crystallex Las Cristinas Australia Newmont Boddington Chile Barrick Pascua Lama Mexico Glamis Penasquito Chile Bema / Arizona Star Cerro Casale Russia Polyus Gold Natalka Russia Polyus Gold Nezhdaninskoye Inferred Resources Measured and Indicated Resources Proven and Probable Reserves (1) 17.9 13 18.3 21.4 21.7 33.1 33.7 30.8 29.6 28.9 27.1 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 Donlin Creek(NovaGold /Barrick)Nezhdaninskoye(Polyus Gold)Cerro Casale(Bema / ArizonaStar)Pascua Lama(Barrick)Las Cristinas(Crystallex)

Donlin Creek, Alaska 3d model – there are two, which one? 14

Donlin Creek: SRK Study – 100% Project

Measured & Indicated Resource: 16.6 Million ozs Gold
Inferred Resource: 17.1 Million ozs Gold (using $500/oz gold price)

- One of the Largest undeveloped Gold deposits in the world
- Initial 7 year production parameters at 60,000 tpd (SRK Study September 2006):
  - 1.885 Million ozs per year average annual gold production
  - Over $480 million annual pre-tax cash flow(1) at $500/oz Gold
  - Total cash costs(2) $223/oz for gold
- Life of Mine
  - Mill head grade 2.17 g/t (diluted) ~ 90.6% recovery
  - SRK study mine plan annual 1.4 million ozs gold over 22 year mine life
- Base Case assumes costs for installed power line connected to grid intertie
- 2006 Program
  - $57 Million, includes 80,000 meter Drill Program to be completed in October, to convert Inferred Resources to Measured & Indicated
  - Deposits open for expansion – upcoming resource update

1) Revenue less cash operating costs.
2) Total operating expense per recovered ounce of production.

NovaGold RESOURCES INC.

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Donlin Creek Ownership and Negotiations NovaGold (70%) and Barrick (30%) joint venture Placer/Barrick had 5 years to earn additional 40% interest in project by completing drilling and engineering necessary to: Deliver bankable Feasibility Study (BFS) and Board of Directors to Approve Construction Decision by November 2007 Placer/Barrick failed to complete necessary drilling/engineering and Pre-Feasibility Study (PFS) in first 3 years of back-in agreement Placer/Barrick initiated strategic discussions in August 2005/February 2006 with NovaGold – In March Barrick proposed to: Modify the Donlin Creek agreement to allow Barrick to earn its additional 40% interest under an extended timeline or vesting Form a joint venture on the Galore Creek project with NovaGold as Manager Give NovaGold a +300,000 ounce per year producing mine, and provide completion guarantees for Donlin and Galore as consideration No discussion of corporate acquisition occurred at any time Barrick abruptly broke off good faith discussions and launched hostile bid July 2006 16

Donlin Creek: Agreement and Status

- Project Progress Status for 5 Year Back-in Requirements to earn additional 40%
  - Pre-Feasibility Study (PFS) now targeted by March 2007 (3 years late)
  - Initiate Environmental Impact Statement (EIS) September 2007 (3 years late)
  - Feasibility Study (FS) by November 2007 (2.5 years late & neither Final nor Bankable)
  - Barrick estimates completing EIS process 2 – 3 years
  - Construction to start 2 – 3 years after November 2007 deadline



Placer Dome Published Plan
Requirement
Achieved?
Required Activity
Pre-Feasibility Completion
Feasibility Completion
Start of EIS/Permitting Process
Bankable Feasibility
Receipt of Major Construction Permits
Board Approval to Start Construction (November 2007)
Arrangement of Financing
NOT COMPLETED
NOT INITIATED
Infill Drilling
EIS / Permit Process
Project Construction
2002
2003
2004
2005
2006
2007
2008
Placer / Barrick Performance
Actual Activity
No Significant Drilling or Exploration Completed
Infill Drilling
26,000m Drilling
Infill Drilling
80,000m Drilling
EIS / Permit Process
NovaGold Earns 70% (November 2002)
Placer Dome Resumes Management
Barrick Buys Placer Dome
Revised Target Barrick Pre-Feasibility
Revised Target to Start EIS/Permitting Process
Revised Target Barrick Feasibility
Actual Start of Construction???

NovaGold RESOURCES INC.

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Donlin Creek: Intent of Back-in AgreementIn a letter to NovaGold dated June 2003 from Placer Dome’s representative on the Donlin Creek JV Management Committee and Placer Dome’s own signatory to the Mining Venture Agreement, it stated the intent of the parties with respect to the back-in requirements to earn an additional 40% interest in the Donlin Creek project, where he said: “… [Placer Dome US] would not expect that it would have fulfilled the Back-In Requirements if (again by way of example) its Board had approved construction of a mine, but only after all permits had been obtained, and it turned out that the permitting process had not yet even started. [Placer Dome US] understands that to be reasonable, the Board’s decision to construct a mine has to be a meaningful one, so that the mine construction and development is ready to go forward in short order or, if it does not proceed in short order, that happens only because of something beyond [Placer Dome US]’s reasonable control.” 18

 Donlin Creek: What’s Next We believe that Barrick cannot deliver a feasibility study by Nov. 07 that meets the terms of the Donlin Agreement How could it? No bank would loan funds on a project that hasn’t been through the EIS process and couldn’t start construction for at least 2 to 3 years Bank would need new updated bankable Feasibility Study in 2009/10 2007 Feasibility Study would not be Final or Bankable Meaningful Barrick Board Decision to Construct Mine? 2 – 3 years before completion of EIS and the permit process that follows it 2 – 3 years before construction could possibly start Alaska Court to hear case on Donlin Creek Contractual Obligations and Breach of Fiduciary Responsibility to NovaGold 19

Not Full and Fair Value Barrick justifies their offer as “full and fair” paying $100/oz for Measured and Indicated Resource ounces and based on only 30% Donlin ownership for NovaGold NovaGold owns 70% of the resource ounces at Donlin Zero value for 12 million ounces of in-pit Inferred Resources at Donlin – ounces which are targeted to be upgraded by Barrick’s own drill programs to Measured and Indicated Zero value for 8.5 billion pounds of Measured and Indicated copper resources and another 3.4 billion pounds inferred copper resources at Galore Creek Zero value for Rock Creek, Ambler and exploration upside at Donlin and Galore despite proven track of resource expansion and well-defined predictive geologic models The last 5 exploration/development stage acquisitions have averaged over $258 per Measured and Indicated ounce and $118 per ounce when including Inferred ounces Barrick’s offer is valuing NovaGold at $31 per ounce for gold only or $18 per ounce for gold equivalents including inferred ounces 20

 Major Milestones to Deliver Value Donlin Feasibility Study Donlin Draft EIS submitted Barrick Donlin Back-in Deadline Q3/Q4 2007 Galore Environmental Assessment Completed, Permits Issued Galore Start of Construction Rock Creek – Start-up of Gold Production 100,000 oz/year Q2 2007 Donlin Resource Update Donlin Pre-Feasibility Completed Financing Partner Selected for Galore Creek Q1 2007 Donlin SRK Study delivered today Galore Feasibility – Conversion to Proven and Probable Reserves Galore Resource Update Donlin 80,000 meters of In-fill Drill Results Q4 2006 21

Avg. $51/oz Significant Multiple Expansion Expected with Progression Towards Production Major milestones over the near-term which may substantially revalue NovaGold in the market Enterprise Value / oz (US$) (1) Enterprise Value per Ounce of Gold Resource at Various Stages of Development NovaGold Avg. $114/oz Avg. $146/oz (2) (3) Pre-Feasibility (4) Feasibility (4) Production Source: Company filings. 1) Prices as of close on August 11, 2006. NovaGold's Enterprise Value reflects Barrick's bid of US$14.50. 2) Based on 70% ownership in Donlin Creek and gold-equivalent resources (measured and indicated resources and inferred resources), converting silver and copper into gold resources assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper. At 30% of Donlin Creek, this amount would be US$23/oz of gold-equivalent resource. Gold-equivalent resources do not include a recovery factor. See disclosure on p. 37. 3) Based on 70% ownership in Donlin Creek and gold resources only (measured and indicated resources and inferred resources). At 30% of Donlin Creek, this amount would be US$49/oz of gold resource. See disclosure on p. 37. 4) Definition of Pre-Feasibility: Announced pre-feasibility study in process or completed. Definition of Feasibility: Announced feasibility in process or completed. Within the Next Year: Nome Gold Mines (Rock Creek) in Production Galore Creek Under Construction Donlin Creek Feasibility Completed 22 $18 $31 $0 $50 $100 $150 $200 $250 $300 $350Axmin Kimber Orezone Cumberland Minefinders Miramar Int. Minerals Aurizon Viceroy Palmarjero Cambior Bema Glamis Gammon Lake Eldorado Barrick Centerra Kinross Alamos Yamana Agnico Newmont Meridian

Track Record of Consistent and Superior Shareholder Returns 70% Compound Annual Growth Rate 3927% 11% 306% 355% 565% 587% 710% 761% 1263% Source: Bloomberg. Note: Prices as of the close on July 21, 2006 pre-Barrick bid announcement. Rates of return excluding dividends. 7-Year Share Price Appreciation 7-year share priceappreciation 23 -1000%0%1000%2000%3000% 4000% 5000% 6000% Aug-99 Jun-00 Mar-01 Jan-02 Nov-02 Sep-03 Jul-04 May-05 Mar-06 -1000%0%1000%2000%3000%4000%5000%6000%Aug-99Jun-00Mar-01Jan-02Nov-02Sep-03Jul-04May-05Mar-06 NovaGold Glamis Meridian Goldcorp Bema Eldorado Barrick Gammon Lake Agnico

We are Confident in our Shareholder Support This morning NovaGold waived its Shareholder Rights Plan Barrick wants NovaGold, but hasn’t offered to pay a fair price. Major shareholders have told NovaGold they won’t tender to Barrick’s low-ball hostile bid at US$14.50. You should reject it too! 24

Reject the Barrick Bid NovaGold’s Board unanimously recommends that shareholders REJECT the Barrick Bid – DO NOT TENDER your shares NovaGold’s Board believes that: The Barrick bid significantly undervalues NovaGold The Barrick bid does not reflect the value of NovaGold’s current 70% ownership in the Donlin Creek project NovaGold is approaching major project milestones in the months ahead that will demonstrate significant additional value for shareholders on a stand-alone basis Greater value may be generated through alternative transactions than through the Barrick bid – including shareholders just saying NO! 25

Getting Ready For The Fall Gold Rally CIBC World Markets August 31, 2006 “… the new paradigm shift that will reward the scarcity factor for undeveloped gold assets... Larger deposits will be disproportionately revalued in the marketplace even if there are permitting issues, technical challenges and political risk. If this does not occur in the marketplace, then corporate predators are likely to try and take advantage of the situation, recognizing the scarcity factor for these increasingly rare assets. This gives investors two chances to be right – either they are rewarded in the marketplace or they are bought out at a premium.” CIBC is Barrick’s Investment Banker 26

Bid Undervalues NovaGold Based on Recent Exploration & Development Stage Transactions

Total Enterprise Value Per Ounce of Resource ($/Oz)

Average of Last 5 Exploration/Development Stage Transactions (Gold Price >$500/oz)

$118 Per MI&I Oz and $258 Per M&I Oz



Enterprise Value per Ounce Resource (US$ / oz) (1)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Enterprise Value per Ounce Resource
Gold Price at Announcement Date
Gold Only
Gold + Copper Value
$31 (2)
$18 (3)
$700
$600
$500
$400
$300
$200
$100
$0
US$ Gold Price at Announcement Date
Jun-00
Mar-02
Apr-02
Jul-03
May-05
Oct-05
Dec-05
Jan-06
Feb-06
May-06
Aug-06
Jul-06
Barrick Gold / Pangea Goldfields
Glamis Gold / Francisco Gold
Meridian Gold / Brancote Holdings
Placer Dome / East African Gold
Agnico Eagle / Riddarhyttan
Crew / Quinor
Goldcorp / Virginia Gold
Gold Fields / Bolivar
Yamana / Desert Sun
Gammon Lake / Mexgold
Yamana / Viceroy (4)
Barrick / NovaGold (5)

1) Enterprise Value is equal to equity price paid plus debt less cash. NovaGold's Enterprise Value reflects Barrick's bid of US$14.50.
2) Based on 70% ownership in Donlin Creek and gold resources only (measured and indicated resources and inferred resources). At 30% of Donlin Creek, this amount would be US$49/oz of gold resource. See disclosure on p. 37.
3) Based on 70% ownership in Donlin Creek and gold-equivalent resources (measured and indicated resources and inferred resources), converting silver and copper into gold resources assuming a price of US$515/oz for gold, US$8/oz for silver and US$1.10/lb for copper. At 30% of Donlin Creek, this amount would be US$23/oz of gold-equivalent resource. Gold-equivalent resources do not include a recovery factor. See disclosure on p. 37.
4) Estimated EV/oz with resource expansion estimate. With current resource estimate equates to $235/oz. Pending transaction announced on 8/16/06.
5) Only includes Donlin Creek, Galore Creek and Nome Operations.

NovaGold RESOURCES INC.

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NovaGold Bid & Comparable Exploration & Development Precedent Transactions



Total Acquisition Cost ($/Oz)
Average of 5 Last Exploration-Development Stage Transactions
Total Acquisition Cost $338/Oz
EV / Resource
Capex
Cash Costs
Total Acquisition Cost per Ounce of MI&I Resource (US$)
US$ Gold Price at Announcement Date
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$800
$700
$600
$500
$400
$300
$200
$100
$0
$256
$231
$276
$295
$336
$342
$333
$355
$325
(2, 3)
$246
Mar-02
Apr-02
Jul-03
May-05
Oct-05
Jan-06
Feb-06
May-06
Aug-06
Jul-06
Glamis Gold / Francisco Gold
Meridian Gold / Brancote Holdings
Placer Dome / East African Gold
Agnico Eagle / Riddarhyttan
Crew / Guinor
Gold Fields / Bolivar
Yamana / Desert Sun
Gammon Lake / Mexgold
Yamana / Viceroy
Barrick / NovaGold
Gold Price at Announcement Date

Note: Excludes Barrick Gold / Pangea Goldfields and Goldcorp / Virginia Gold as cash costs and capex estimates are not available given the early stage of development of the projects.

(1) Total Acquisition Cost calculated as the sum of cash, capital, and acquisition cost per ounce of recoverable gold and gold equivalent resources as per public documents including Measured, Indicated and Inferred ounces.

(2) Based on gold resources (measured and indicated resources and inferred resources) and 70% interest in Donlin Creek. At 30% of Donlin Creek, the total acquisition cost per ounce would be US$186/oz of gold resource. See disclosure on p. 37.

(3) Based on Barrick's bid of US$14.50 and excludes resources at Shotgun and Ambler.

NovaGold RESOURCES INC.

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Proven Track Record of Resource Growth

➤ Average increase in gold-equivalent resource since 1999: 5.4 million ozs per year



Consistent Increase in Resources
Millions of Gold-Equivalent ozs (1)
Billions of lbs of Copper Resources
0.5
3.7
12.8
17.3
19.9
25.0
2.8
31.6
8.4
38.1
13.4
41.8
13.5
1998
1999
2000
2001
2002
2003
2004
2005
2006
Inferred Gold-Equivalent Resources (Gold and Silver)
Measured and Indicated Gold-Equivalent Resources (Gold and Silver)
Inferred Copper Resources
Measured and Indicated Copper Resources

Note: Reflects 70% ownership in Donlin Creek, 100% of Galore Creek, 100% of Nome Operations and 51% of Ambler. Resource estimate updated as of 9/25/06.
1) Based on gold-equivalent resources assuming a price of US$515/oz for gold and US$8/oz for silver. Historic resource amount completed for the Ambler Deposit by Kennecott in 1995 and that NovaGold's management believes is relevant and reliable. See disclosure on p. 37.

NovaGold RESOURCES INC.

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Strong Projected Gold and Copper Production NovaGold’s net share of estimated production Note: Estimates from management and independent project engineering studies. 1) Galore production represents average gold-equivalent (gold and silver only) projected production from 2011E-2016E, based on the 10/05 Pre-Feasibility Study. Gold-equivalent calculation assumes US$515/oz for gold and US$8/oz for silver. 2007 2008 2009 With Donlin (1) Thousands of ozs of Gold Production Millions of lbs of Copper Production Nome Operations 100% (Gold) Galore Creek 100% (Gold) Galore Creek 100% (Copper) Donlin 30% (Gold) Donlin 40% (Gold) 2010 / 2011 (1) 30 37137101002003004005006007008002007200820092010 / 2011With Donlin561351294581,77702004006008001000120014001600180020002007200820092010 / 2011With Donlin561351294581,77702004006008001000120014001600180020002007200820092010 / 2011With Donlin02004006008001000120014001600180020002007200820092010 / 2011With Donlin0100200300400500600700800

Large Gold and Copper Resource Base Source: Company filings. 1) Assumes net inventory to NovaGold of 70% at Donlin Creek, 100% Galore Creek (80% of Copper Canyon Inferred resources), 100% of Nome Operations and 51% of Ambler. Assumes no exercise of Calista’s right to earn up to 15% of Donlin Creek. 2) Resource estimate updated as of 9/25/06. 3) Based on gold-equivalent resources assuming a price of US$515/oz for gold and US$8/oz for silver. 4) Historic resource amount completed by Kennecott in 1995 and that NovaGold’s management believes is relevant and reliable. See disclosure on page 37. Resource estimate updated as of September 25, 2006 31 Net Share of Contained Metal (1) Resource As of January 2006 As of September 2006 (2) Project Ownership Category Gold Equivalent (3) Copper Gold Equivalent (3) Copper (M ozs)(B lbs)(M ozs)(B lbs)Galore Creek100%Measured & Indicated7.16.89.28.5Inferred8.35.05.43.4Donlin Creek70%Measured & Indicated10.4-11.6-Inferred9.6-12.0-Nome Operations100%Measured & Indicated1.7-2.3-Inferred1.6-0.4-Ambler51%Historic (4)0.91.60.91.6 Total Measured & Indicated 19.2 6.8 23.1 8.5 Inferred 19.5 5.0 17.8 3.4 Historic 0.9 1.6 0.9 1.6

Donlin Creek, Alaska Geologic Cross Section AURORA ACMA LEWIS EAST WEST Au Grade average:3 g/t ($400 cut off) Intrusive dike and sill units Sedimentary greywacke –shale units Faults $450 pit 0 500 meters Pit Outline Depth of Gold Strike PIT 600 meters +3 Kilometers total width 32

DC06-1144 194 m of 3.64 g/t Possible New Major Discovery East Acma RDXL feeder dike Acma ore control Plunge of sills on fold axis Open to depth in E. Acma with major resource expansion potential Area of Major Resource Expansion Potential Section 5 Acma Deposit East Acma Target Main Acma Deposit Looking NE Up trend of feeder dikes Assays pending Donlin Creek Exploration Upside33

Strong and Experienced Management Team

Don MacDonald
Senior Vice President & CFO
(25 years)

Rick Van Nieuwenhuyse
President & CEO
(25 years)

Peter Harris
Senior Vice President & COO
(30 years)

Doug Brown
VP Business Development
(18 years)

Joe Piekenbrock
VP Exploration
(25 years)

Greg Johnson
VP Corporate Communications & Strategic Development
(18 years)

Doug Nicholson
VP / GM Alaska Gold
(18 years)

Carl Gagnier
EVP / GM NovaGold Canada
(18 years)

Curtis Williams
Project Manager
(30 years)

Jim Muntzert
Senior Project Manager
(30 years)

Jerry Zieg
Exploration Manager Alaska
(25 years)

Note: Years in italics represent years of industry experience.

NovaGold RESOURCES INC.

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NovaGold (AMEX,TSX: NG)

Shares (millions)	
Issued & Outstanding	91.5
Fully Diluted	106.7
Average Daily Volume (AMEX + TSX)	~1 Million shares/day
Management/Directors Ownership	10%
Market Capitalization (Fully Diluted)	US$1.7 B (C$1.9 B)
Cash + Securities (May 2006)	US$187 M (C$213 M)*
In-the-Money Warrants/Options	US$105 M (C$120 M)*

2006 US$176 Million Equity Financing led by: Citigroup, RBC and Bear Stearns Funds for Construction of Rock Creek Mine and Galore Feasibility and Permitting to make Construction decision

*Calculated using exchange rate of 1.14 US$ to 1.00 C$.

NovaGold RESOURCES INC.

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NovaGold has filed a directors' circular with Canadian securities regulatory authorities and a recommendation statement with the United States Securities and Exchange Commission (the “SEC”) with respect to Barrick’s tender offer for NovaGold shares.  Investors and shareholders are strongly advised to read the directors' circular and recommendation statement, as well as any amendments and supplements to those documents, because they contain important information. Investors and shareholders may obtain a free copy of the directors' circular at www.sedar.com or the recommendation statement at www.sec.gov.  Free copies of these documents can also be obtained by directing a request to NovaGold’s investor relations department. YOU SHOULD READ THE DIRECTORS' CIRCULAR AND RECOMMENDATION STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE BID. Directors’ Circular 36

This presentation uses the terms "measured", "indicated" and "inferred" resources. United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the United States Securities and Exchange Commission (the "SEC") does not recognize them. Under United States standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the "inferred resources" will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. National Instrument 43-101 - Standard of Disclosure for Mineral Projects ("NI 43-101"), which governs disclosure of scientific or technical information in relation to mineral projects by Canadian public companies, requires disclosure of mineral reserves and resources to fall within specifically defined categories. The historic resource for the Ambler deposit set out in this presentation was completed by Kennecott in 1995. Although believed by management of NovaGold to be relevant and reliable, this historic resource pre-dates NI 43-101 and is not compliant with NI 43-101 resource categories.  Unless otherwise indicated, resource calculations reflect NovaGold's interest in the Donlin Creek project at 70%. Cautionary Note Concerning Resource Estimates 37